EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors DLH Holdings Corp.:

We consent to the incorporation by reference in the Registration Statement of DLH Holdings Corp. on Form S-3 of our report dated December 2, 2011 appearing in the Annual Report on Form 10-K of the Company for the years ended September 30, 2011 and 2010 and to the reference to our firm under the caption “Experts” in this Prospectus which is part of the Registration Statement.

/s/ WithumSmith+Brown PC
New York, New York

November 12, 2012